Exhibit  2.2

                     Dated                              2000
                           ----------------------------


                      (1)     CARDIOTECH INTERNATIONAL INC

                    (2)     CARDIOTECH INTERNATIONAL LIMITED




                 ------------------------------------------------

                                OPTION AGREEMENT

                 IN RESPECT OF CARDIOPASS CORONARY ARTERY BYPASS
                                     GRAFTS
                 ------------------------------------------------




                                Aaron & Partners
                                 Grosvenor Court
                                 Foregate Street
                                     Chester
                                     CH1 1HG

                                Ref:  SCH.EDW59.1

THIS  AGREEMENT  is  made  the                      day  of
2000
BETWEEN  :

(1) CARDIOTECH INTERNATIONAL INC, a US Corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts, MA01801 ("CTI"); and

(2) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with company number 3198267 whose registered office is at 5-7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("CTL").

WHEREAS

(A)  CTL is  the  exclusive  licensee  of  the  Rights  (as  defined)  from  the
     registered    proprietor    Nervation   Limited   (Company   No.   3961695)
     ("Nervation"), the parent company of CTL.

(B) CTL will contemporaneously with this Agreement enter into a product development, licence, supply and purchase agreement with CTI ("the Product Development Agreement") to collaborate in order to undertake research in and the development of the Products (as defined).

(C) If CTL and CTI agree a Finished Product Specification (as defined in the Product Development Agreement) ("the Commencement Date") then CTL will undertake Animal Trials (as defined) on the terms of this agreement.

(D) CTL also wishes to be granted an option (and CTI is willing to grant such option) for CTL to undertake Human Trials (as defined) and for the subsequent exploitation of the Products upon the terms set out below. NOW IT IS AGREED as follows:

1.   INTERPRETATION
     --------------

     1.1. Definitions
          -----------

     In this Agreement the following words and expressions shall have the following meanings:

                 Expression                Meaning
                 ----------                -------

               "Animal Trials"           means animal pre-clinical trials
                                         complying with FDA protocol for
                                         the Product;

               "Background"              means in respect of each party the
                                         Intellectual Property owned by or
                                         otherwise in the possession of that
                                         party relating to the Product at the
                                         Commencement Date

               "CABG" means the coronary artery bypass graft more particularly described in
                                         Part II of Schedule 1;

               "Completion"              means the performance by CTI and
                                         CTL of the obligations assumed by
                                         them respectively  under Clause 4.2;

               "Distribution Agreement"  means the Agreement more
                                         particularly set out in Schedule 2;

               "Effective Date"          means the date hereof;

               "Exercise Date"           means the date of service of an
                                         Exercise Notice;

               "Exercise Notice"         means a notice in writing exercising
                                         the Option;

               "Exercise Period"         means the period described in
                                         Clause 2.3;

               "FDA"                     means U.S Food and Drug
                                         Administration, Rockville,
                                         MD20857 United States of America;

               "Foreground"              means all Intellectual Property
                                         Rights resulting from the Work

               "Human Trials"            means human clinical trials for the
                                         Products;

               "Improvements"            means all improvements,
                                         modifications and adaptations
                                         relating solely and exclusively to the
                                         Products including without
                                         limitation that related to the
                                         specification, design, manufacture
                                         and use of the Products

               "Intellectual Property"   means any patent, copyright,
                                         registered or unregistered design,
                                         trade mark, know-how or other
                                         industrial or intellectual property
                                         right whatsoever or howsoever
                                         arising for the full term thereof and
                                         all renewals and extensions thereof

               "Investigator"            means any company or organisation
                                         appointed by CTI to carry out any
                                         work referred to in the Programme
                                         and to report on the results of the
                                         Programme;

               "Option" means the option exercisable or exercised pursuant to Clause 2.1;

               "Products"                means CABG manufactured under
                                         the Rights meeting the Finished
                                         Product Specification;

               "Programme"               means a detailed programme for
                                         Animal Trials;

               "Rights" means the Intellectual Property more particularly listed in Part I of
                                         Schedule 1;

               "Successful Completion"   means a conclusion by the
                                         Investigator that the results of the
                                         work carried out pursuant to the
                                         Programme are sufficiently
                                         satisfactory to proceed to Human
                                         Trials;

               "Work" means the work to be carried out hereunder in relation to the development of the Products pursuant to the Programme

     1.2. Clause headings in this Agreement are for convenience only and shall not affect interpretation.

     1.3. Where the context permits the singular shall include the plural and vice versa and the masculine shall include the feminine and neuter genders.

2.   OPTION
     ------

           [  *  ]

3.   PRE-CLINICAL  TRIALS
     --------------------

           [  *  ]

4.   COMPLETION  OF  AGREEMENT
     -------------------------

     4.1. Completion of the Option shall take place at the registered office of CTL (or such other place as the parties may agree) on the day 7 days after the Exercise Date provided that if such day is not a business day then Completion shall take place on the first business day thereafter.

     4.2. On Completion:-

          (i) each of the parties hereto shall execute the Distribution Agreement; and

          (ii) each of the parties hereto shall become bound by the terms of such Distribution Agreement.


*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5.   COSTS
     -----

     5.1. Save where expressly provided in Clause 3 and Clause 3 of the Product Development Agreement, each party shall bear its own costs and expenses in relation to the Programme and all work carried out pursuant to the Programme.

6.   BACKGROUND
     ----------

     6.1. The Background shall remain the absolute unencumbered property of the owner of such rights. No party will make any representation or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of any of the Background of the other party except under the terms of this Agreement, and each party acknowledges that nothing contained in this Agreement shall give it any right, title or interest in or to the Background of the other party save as granted hereby.

     6.2. Each party hereby grants to the other party a non-exclusive, royalty free licence for the duration of the this Agreement to use and exploit the grantor's Background for the purposes of performing the grantee's Work. Each party agrees that it will not use the other party's Background for any purpose other than the performance of its obligations hereunder.

     6.3. Each party shall inform the other of any infringement of any of the Intellectual Property Rights in the Background as soon as reasonably practicable upon such infringement coming to its notice. The party that is the owner of such Intellectual Property Rights shall have the sole conduct of any proceedings in relation to them.

7.   FOREGROUND
     ----------

     7.1. Each party shall ensure that the Work to be carried out by that party shall only be undertaken by persons who are either employed by them under a contract of service or are consultants under a consultancy contract which provides for the assignment by such consultants of all Intellectual Property created by them during the course of their duties owed to that party under such consultancy contract.

     7.2. All Foreground arising from Work shall belong to CTL and CTI shall assign or procure the assignment to CTL of such Foreground. CTL shall grant CTI a royalty-free sole licence for the duration of the Work to use such Foreground exclusively for the continuing purposes of the Programme.

     7.3. Improvements arising from Work carried out jointly shall belong solely to CTL and CTI shall assign and procure the assignment to CTL of such Improvements unless they shall otherwise agree.

8.   CONFIDENTIALITY
     ---------------

     8.1. Each of the parties hereto undertakes to the other to keep confidential to themselves and their professional advisers and not to use or communicate to any person other than his professional advisers and any companies or institutions providing finance to it, any confidential information concerning the business, accounts, finances, contractual arrangements, affairs or Intellectual Property of the other party hereto.

     8.2. The confidentiality undertaking referred to above shall not apply to confidential information if and to the extent that:-

          (i)  it is a matter of public knowledge;

          (ii) it comes into the possession of any party other than by reason of any breach of an obligation of confidentiality owed to the party claiming title to such confidential information;

          (iii) such disclosure is required by operation of law.

9.   ASSIGNMENT
     ----------

Neither party shall assign or purport to assign any or all of its obligations under this Agreement without the prior written consent of the other.

10.  FURTHER  ASSURANCE
     ------------------

     10.1.Each of the parties hereto undertakes to do all acts and things within its power to give full force and effect to this Agreement and, upon exercise of the Option, to give full force and effect to the Distribution Agreement.

     10.2.CTI hereby undertakes to CTL not to enter into any Agreement or to do or omit to do any act or thing prior to the expiry of the Exercise Period which would or might reasonably be expected to prevent or materially alter the rights to the Products proposed to be granted pursuant to the Distribution Agreement.

11.  TERMINATION
     -----------

     11.1.Subject to any agreement between the parties to the contrary, this Agreement shall terminate at the end of the Exercise Period if no Exercise Notice shall have been served beforehand.

     11.2.If an Exercise Notice shall have been served before the end of the Exercise Period, this Agreement shall terminate upon the fulfilment of the parties obligations hereunder.

12.  NATURE  OF  AGREEMENT
     ---------------------

     12.1.This Agreement is personal to the parties hereto,  who may not without the prior written consent of the other, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder save in accordance with the terms of this Agreement.

     12.2.Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

     12.3.No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     12.4.This Agreement  contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     12.5.Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

     12.6.If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

     12.7.The  parties  consider  that  the   restrictions   contained  in  this
          Agreement are separate obligations and are reasonable but if any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or if the period or area of application reduced such restriction shall apply with such modification as may be necessary to be valid and enforceable as agreed between the parties.

     12.8.Each party shall bear its own costs in relation to the negotiation and preparation of this Agreement.

     12.9.Any notice required or authorised by this Agreement to be given by either party to the other must be in writing and be delivered by hand or sent by first class pre-paid airmail post or facsimile transmission to the other party at the address stated at the beginning of this Agreement or any other address notified by the recipient of the notice. Any notice will be deemed received:-

          12.9.1. if delivered by hand, when delivered;

          12.9.2. if sent by post, 7 days after posting; and

          12.9.3. if sent by facsimile transmission, when transmitted.

     12.10. Any notice required or authorised by this Agreement to be given by CTL to CTI shall where possible be copied to their US counsel for the time being but non-receipt of such copied notice shall not invalidate any notice given to CTI in accordance with Clause 12.9.

13.  PROPER LAW
     ----------

This Agreement shall be governed by and construed in all respects in accordance with the English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

IN WITNESS whereof the parties hereto have executed this Agreement the day and year first before written.

                                   SCHEDULE 1
                                   ----------
                                     PART I
                                     ------
                                     RIGHTS
                                   DEFINITION

Patent  number  63-78318  (Japan)
Patent  number  1813534  (Japan)
Patent  number  0  286  220  B1  (EP)
Patent  number  0286220  (Austria)
Patent  number  0286220  (Belgium)
Patent  number  168359  (Denmark)
Patent  number  0286220  (France)
Patent  number  3879741  -  0  (Germany)
Patent  number  0286220  (Great  Britain)
Patent  number  3008181  (Greece)
Patent  number  63267  (Ireland)
Patent  number  0286220  (Italy)
Patent  number  0286220  (Luxembourg)
Patent  number  0286220  (Netherlands)
Patent  number  88710  (Portugal)
Patent  number  0286220  (Spain)
Patent  number  88301722-0  (Sweden)
Patent  number  0286220-7  (Switzerland)
Patent  number  5132066  (USA)
Patent  number  6117  535  (USA)

All other Intellectual Property relating to CABG owned or used by CTL with the free right of disposal.

                                     PART II
                                     -------
                          CORONARY ARTERY BYPASS GRAFT
                                   DEFINITION

CardioPass coronary artery bypass graft made from the 'Chronoflex' polycarbonate polyurethane

                                   SCHEDULE 2
                                   ----------
                             DISTRIBUTION AGREEMENT

THIS  AGREEMENT  is  made  the               day of         20[  ]

BETWEEN:

(1) CARDIOTECH INTERNATIONAL INC. a US Corporation incorporated under the laws of the State of Massachusetts and having its principal place of business at 78E Olympia Avenue, Woburn, Massachusetts MA01801 ("CTI"); and

(2) CARDIOTECH INTERNATIONAL LIMITED a company incorporated in England with Company Number 3198267whose registered office is at 5/7 Grosvenor Court, Foregate Street, Chester, CH1 1HG ("CTL")

WHEREAS:

(A)  CTL is  the  exclusive  licensee  of  the  Rights  (as  defined)  from  the
     registered    proprietor    Nervation   Limited   (Company   No.   3961695)
     ("Nervation"), the parent company of CTL.

(B) CTI and CTL have entered into a product development, supply and purchase agreement ("the Product Development Agreement") previously that provides, inter alia, for the initial research and development of the Products (as defined) to a Finished Product Specification (as defined in the Product Development Agreement).

(C) CTI and CTL have agreed to collaborate in the development of the Products (as defined).

(D) The parties have agreed that if the development of the Products is successful then CTL will act as CTI's distributor for the Products within the Territory (as defined) upon the terms set out below.

NOW  IT  IS  AGREED  as  follows:

1.  INTERPRETATION
    --------------

     1.1. In this Agreement, unless the context otherwise requires:

"Acceptance Tests"          means the acceptance tests for determining whether
                            Successful Completion has occurred to be devised
                            and carried out pursuant to Clause 3

"Background"                means in respect of each party the Intellectual
                            Property owned by or otherwise in the possession of
                            that party relating to the Products at the date of this
                            Agreement

"CABG" means the coronary artery bypass graft technology more particularly described in Part II of Schedule 1

"CE Mark"                   means the mark denoting Conformite Europeene
                            pursuant to Medical Device Directive 93/42/EEC
                            and "CE Marking" shall be construed accordingly;

"Confidential Information"  means any confidential or proprietary information, whether written or oral, relating to the business, affairs, finances or Intellectual Property of either party

"Effective Date"            means the date the parties agree that Successful
                            Completion has been reached


"FDA"                       means U.S. Food and Drug Administration,
                            Rockville, MD 20857 United States of America

"Force Majeure"             means, in relation to any party, any circumstances
                            beyond the reasonable control of that party
                            (including, without limitation, any strike, lock-out
                            or other form of industrial action)

"Foreground"                means all Intellectual Property resulting from the
                            Work

"Improvements"              means all improvements, modifications and
                            adaptations relating solely and exclusively to the
                            Products including without limitation that related to
                            the specification, design, manufacture and use of the
                            Products

"Intellectual Property"     means any patent, copyright, registered or
                            unregistered design, trade mark or other industrial
                            or intellectual property right whatsoever or
                            howsoever arising for the full term thereof and all
                            renewals and extensions thereof

"Net Sales Value"           means the sums invoiced by CTI to CTL in respect
                            of any Products, less any value added tax (or other
                            taxes, duties or levies) and any amounts for
                            transport or insurance included in the invoice

"Products"                  means CABG manufactured under the Rights
                            according to the Finished Product Specification (as
                            defined in the Product Development Agreement)

"Programme"                 means a detailed programme for development of the
                            Products for the purpose of CE Marking and as
                            modified from time to time in accordance with the
                            terms of this Agreement

"Quarter"                   means each consecutive period of 3 calendar months
                            beginning on 1st January , 1st April, 1st July and 1st
                            October in any given Year;

"Rights" means the Intellectual Property more particularly listed in Part I of Schedule 1;

"Successful Completion"     means the completion of the Work in accordance
                            with the objectives stated in the Programme and
                            carried out in accordance with EN540 ('European
                            Standard: Clinical Investigation of Medical Devices
                            for Human Subjects')

"Technology"                means all technology relating to the Products
                            including without limitation that related to the
                            specification, design, manufacture and use of the
                            Products

"Territory"                 means Italy, France, Germany, Belgium,
                            Netherlands, Luxembourg, Denmark, Ireland,
                            Norway, Turkey, Switzerland, Iceland, United
                            Kingdom, Greece, Spain, Portugal, Austria, Finland,
                            Sweden, Cyprus, Malta, Hungary, Poland, Romania,
                            Estonia, Lithuania, Bulgaria, Czech Republic,
                            Slovakia, Latvia and Slovenia


"Trade Marks"               means:
                            (a)   the trade marks registered in the name of
                                  CTI of which particulars are given in Schedule
                                  2; and
                            (b)   such other trade marks as are used by CTI
                                  on or in relation to the Products as are advised
                                  to CTL in writing at any time during this
                                  Agreement.

"Work" means the work to be carried out hereunder in relation to the development of the Products

"Year" means the period of 12 calendar months from the Effective Date and each subsequent consecutive renewal period of 12 calendar months during the period of this Agreement.

     1.2. Any reference in this Agreement to "writing" or cognate expressions includes a reference to telex, cable, facsimile transmission or comparable means of communication.

     1.3. Any reference in this Agreement to any provision of a statute shall be construed as a reference to that provision as amended, re-enacted or extended at the relevant time.

     1.4. The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.  THE  PROJECT
    ------------

     2.1. Each party shall use their reasonable endeavours with effect from the date of this Agreement to prepare and agree the Programme and thereafter in accordance with the Programme:

          2.1.1. carry out the Work assigned to it with all due diligence, care and skill;

          2.1.2. liaise with and provide all reasonable advice and assistance to the other party in relation to the Programme;

          2.1.3. use its reasonable endeavours to achieve Successful Completion.

     2.2. Each party shall:

          2.2.1. keep detailed written records of its progress with the Work under the Programme;

          2.2.2. supply to the other party on reasonable request reports describing the progress of its Work under the Programme including without limitation details of all Improvements which have been made or which have come to its attention and containing recommendation regarding the future progress of the Programme;

          2.2.3. in addition to the obligations in Clause 2.2.2, keep the other party fully informed of the progress of the Programme and of all Improvements arising therefrom;

          2.2.4. immediately notify the other party in writing if there is an unexpected technical or scientific problem which makes it impossible to achieve or is likely to cause a material delay to achievement of any of the objectives of the Programme or any particular stage of the Programme or any material increase in the costs of the Programme or if it either becomes aware of the action of any third party which threatens to affect adversely
               Successful Completion of the Programme or the reasonable expectations of either party hereunder.

     2.3. Each party shall ensure that all the Work conducted by it shall be carried out in accordance with generally accepted standards of good practice at the time applicable to such work (including but without limiting the generality of the foregoing all relevant statutory safety standards from time to time in force) and each party will be responsible for the implementation of and compliance with all safety and other legislative requirements which apply to the Work assigned to it under the Programme.

     2.4. Each party will procure that such facilities, materials, equipment and technical information as are reasonably required for the proper execution of the Programme are made available by it for the Programme.

     2.5. Without prejudice to the general application of the Chronoflex RC supply agreement previously entered into by the parties each party shall supply to the other such materials as the other requires in accordance with the Programme for the proper performance of the Work. Such materials will be supplied at cost and in accordance with that party's standard terms and conditions of sale, a copy of which shall be available at any time on request.

     2.6. CTI undertakes to generate and supply to CTL all scientific and clinical studies and other information reasonably requested by CTL in order that CTL may apply the CE Mark or obtain other regulatory clearances for any products resulting from the Work in its own name.

     2.7. CTL shall fund all of the reasonable external costs of the Work pursuant to the Programme up to a maximum cost of US$3,000,000. CTL may in its sole discretion fund costs of the Work pursuant to the Programme in excess of this amount. If CTL advises CTI in writing that it is not so willing to fund further costs, or subsequently advises CTI that it no longer wishes to fund further costs, then either party may terminate this Agreement forthwith on prior written notice to the other party.

     2.8. CTI shall supply to CTL all documentation CTL reasonably requires to justify any claim for reimbursement or payment by CTL pursuant to Clause 2.7. In the event that CTL and CTI cannot agree what documentation is reasonably required to justify such claim for reimbursement or payment the parties shall refer the matter to CTL's auditors for the time being whose decision shall be final and binding.

     2.9. The parties will use their reasonable endeavours to ensure that the Programme is concluded within 36 months of the date of this Agreement.

     2.10.The parties agree that, so far as  reasonably  practicable,  the Royal
          Free Hospital and University College Medical School or any other clinic locations within the Greater University College of London community shall be offered the opportunity to undertake all or some of the Work provided that the terms upon which the Work is undertaken are competitive.

     2.11.CTI hereby warrants, represents and undertakes to CTL that CTI will be solely responsible for evaluating all results arising from the work carried out by any party pursuant to the Programme and neither CTL nor their respective officers, employees or agents will have any liability to CTI whether in contract, tort, negligence or otherwise for any loss or damage arising out of or in connection with the research, development, manufacture, supply or use of any of the Products by or on behalf of CTI.

3.  SUCCESSFUL  COMPLETION
    ----------------------

     3.1. At the date set out in the Programme, CTL shall give written notice to CTI setting out in detail the form and subject matter of the Acceptance Tests and the method of conducting them.

     3.2. CTL shall carry out or procure the carrying out of the Acceptance Tests at the time fixed in the Programme.

     3.3. If:

          3.3.1. CTL in their sole discretion consider that the Acceptance Tests have not been passed; or

          3.3.2. an ethical committee or regulatory authority deems the work unethical to continue;

               then CTL shall promptly give written notice thereof to CTI and this agreement shall terminate upon service of such notice unless the parties shall otherwise agree in writing.

     3.4. If there is a Successful Completion the provisions of this Agreement relating to the appointment of CTL as exclusive distributor for the resale of the Products in the Territory will apply with effect from the date the parties agree in writing Successful Completion is reached PROVIDED THAT CTI has not served notice on CTL in accordance with Clause 11.1.

     3.5. If there is no Successful Completion by the date 36 calendar months from the date of this Agreement then this Agreement shall terminate without prejudice to either parties accrued rights as at that date.

4.  BACKGROUND
    ----------

     4.1. The Background shall remain the absolute unencumbered property of the owner of such rights at the date of this Agreement. No party will make any representation or do any act which may be taken to indicate that it has any right title or interest in or to the ownership or use of any of the Background of the other party except under the terms of this Agreement, and each party acknowledges that nothing contained in this Agreement shall give it any right, title or interest in or to the Background of the other party save as granted hereby.

     4.2. Each party hereby grants to the other party a non-exclusive, royalty free licence for the duration of this Agreement to use and exploit the grantor's Background for the purposes of performing the grantee's Work. Each party agrees that it will not use the other party's Background for any purpose other than the performance of its obligations hereunder.

     4.3. Each party shall inform the other of any infringement of any of the Intellectual Property in the Background as soon as reasonably practicable upon such infringement coming to its notice. The party that is the owner of such Intellectual Property shall have the sole conduct of any proceedings in relation to them.

5.  FOREGROUND
    ----------

     5.1. Each party shall ensure that the Work shall only be undertaken by persons who are either employed by them under a contract of service or are consultants under a consultancy contract which provides for the assignment by such consultants of all Intellectual Property created by them during the course of their duties owned to that party under such consultancy contract.

     5.2. All Foreground arising from Work shall belong to CTL and CTI shall procure the assignment to CTL of such Foreground. CTL shall grant CTI a royalty-free sole licence for the duration of the Work to use such Foreground exclusively for the continuing purposes of the Programme.

     5.3. Improvements arising from work carried out jointly shall belong solely to CTL and CTI will assign and procure the assignment to CTL of such Improvements unless CTL shall otherwise agree in writing.

6.   DISTRIBUTION
     ------------

     6.1. During the continuance of this Agreement CTI shall not appoint any other person firm or company in the Territory as distributor or agent for the Products in that Territory.

     6.2. CTL shall be entitled to describe itself as CTI's "Authorised Distributor" for the Products but shall not hold itself out as the agent for CTI or as being entitled to bind it in any way. CTI hereby confirms that the corporate name of CTL shall not be considered to be a breach of this Agreement for the purposes of this Clause.

     6.3. This appointment shall be personal to CTL and save as expressly provided hereby, CTL shall not assign, licence, mortgage, charge or otherwise dispose of any of its rights or subcontract or otherwise delegate any of its obligations hereunder without the prior written consent of CTI.

     6.4. Save as expressly provided in Clause 7.1 below, CTL shall not sell any of the Products which it purchases from CTI through a sales agent or through a sub-distributor without the prior written consent of CTI not to be unreasonably withheld.

     6.5. For the purposes of this Agreement, if the Effective Date does not coincide with the commencement of a Quarter, then that first Quarter shall be deemed to be the period from the Effective Date to the start of the next full Quarter.

     6.6. CTL shall not, during the continuance of this Agreement, sell the Products to any customer in any country which is:

          6.6.1. outside the Territory; or

          6.6.2. within the Territory if to the knowledge of CTL that customer intends to resell the Products in any country which is outside the Territory.

     6.7. If in any completed Year the yearly average unit sales of the Products completed by CTL on an arms length basis during the immediately preceding three Years is less than twenty (20) per cent of the yearly average unit sales of the Products completed by CTI on an arms length basis over the same period then CTI shall be entitled, by giving not less than three (3) months' written notice to CTL within three (3) months after the end of that Year, to terminate this Agreement.

     6.8. CTI and CTL will each provide the other party with all information and assistance reasonably necessary to determine sales figures pursuant to Clause 6.7. In the event that CTL and CTI cannot agree what documentation is reasonably required to determine the sales figures the parties shall refer the matter to CTL's auditors for the time being whose decision shall be final and binding.

7.  RIGHTS  AND  DUTIES  OF  CTL
    ----------------------------

     7.1. CTL shall be entitled without the prior written consent of CTI, to appoint any other person, firm or company as a sub-distributor for the purpose of the resale of the Products in the Territory in accordance with the terms of this Agreement.

     7.2. In the event of the appointment of a sub-distributor in accordance with Clause 7.1, each of the rights, duties and obligations imposed on CTL hereunder shall be deemed to apply mutatis mutandis to the sub-distributor and CTL shall procure the compliance by the sub-distributor at all times with the requirements, duties and obligations which are imposed or are deemed to be imposed upon it.

     7.3. Subject as provided in this Agreement, CTL shall be entitled to promote and market the Products in the Territory in such manner as it may think fit, and in particular shall be entitled to resell the Products to its customers at such prices as it may determine.

     7.4. CTL shall maintain such stocks of the Products as may be necessary to meet its customers' requirements.

     7.5. In connection with the promotion and marketing of the Products CTL shall:-

          7.5.1. make clear in all dealings with customers and prospective customers that it is acting as distributor of the Products and not as the agent of CTI;

          7.5.2. comply with all legal requirements from time to time enforced relating to the storage and sale of the Products.

     7.6. CTL shall obtain in its own name all licences, permits and approvals which are necessary or advisable for the sale of the Products in the Territory by it and for the performance of its duties hereunder.

8.  SUPPLY  OF  THE  PRODUCTS
    -------------------------

     8.1. CTI shall use its best endeavours to supply the Products to CTL in accordance with CTL's orders.

     8.2.

          8.2.1. At least 15 days before the beginning of each Quarter, CTL shall provide CTI with a rolling forecast of sales of the Products for the following 12 month period, by line item units, and an estimate of CTL's forthcoming orders for Products during the next Quarter.

          8.2.2. The aforementioned forecasts shall be prepared by CTL with reasonable care and skill but are not otherwise binding upon it.

     8.3. Upon receipt and confirmation of each order CTI shall as soon as is practicable inform CTL of CTI's estimated delivery date for the consignment and CTI shall use all reasonable endeavours to meet the delivery date.

     8.4. Risk of loss of or damage to any consignment of the Products shall pass to CTL from the moment of delivery thereto.

9.  RIGHTS  AND  DUTIES  OF  CTI
    ----------------------------

     9.1. CTI shall from time to time provide CTL with such samples, catalogues, brochures and up to date information concerning the Products as are appropriate or as CTL may reasonably require in order to assist CTL with the sale of the Products in the Territory, and CTI shall endeavour to answer as soon as practicable any technical enquiries concerning the Products which are made by CTL or its customers.

     9.2. Where employees of either party visit the premises of the other for the purposes of this Agreement, the first mentioned party shall:

          9.2.1. procure that each such employee complies with all security, safety and other regulations which apply to or are in force at the other party's premises;

          9.2.2. remain liable for all salaries and other employment costs of, and all travelling, accommodation and other expenses incurred by that party's employees; and

          9.2.3. indemnify the other party against any direct damage to property of the other party which is caused by any act or omission of any such employee at the other party's premises.

10.  INTELLECTUAL  PROPERTY
     ----------------------

     10.1.CTI hereby authorises CTL to use the Trade Marks in the Territory on or in relation to the Products for the purposes only of exercising its rights and performing its obligations under this Agreement and CTI shall not so authorise any other person, firm or company.

     10.2.CTL shall, at the expense of CTI, use its reasonable endeavours to assist CTI in maintaining the validity and enforceability of the Intellectual Property of CTI during the term of this Agreement.

     10.3.CTL and CTI will as soon as possible after the date of this Agreement enter into an appropriate licence in relation to the Trade Marks.

11.  EARLY  TERMINATION  OF  DISTRIBUTORSHIP
     ---------------------------------------

               [ * ]

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

12.  PAYMENT  FOR  THE  PRODUCTS
     ---------------------------

               [ * ]

13.  CONFIDENTIALITY
     ---------------

     13.1.Except as provided by Clause 13.2, each party shall at all times during the continuance of this Agreement and after its termination:

          13.1.1. use its best endeavours to keep confidential all Confidential Information and accordingly not to disclose any Confidential Information to any other person; and

          13.1.2. not use any Confidential Information for any purpose other than the performance of its obligations under this Agreement.

     13.2.Any Confidential Information may be used by the receiving party for any purpose, or disclosed by the receiving party to any other person only if and , to the extent only that:

          13.2.1. it is at the date hereof, or hereafter becomes, public knowledge through no fault of the receiving party or by reason of any breach of a duty of confidentiality owed by the receiving party or any third party to the disclosing party ;

          13.2.2. it can be shown by written evidence to have been known to the receiving party prior to its being disclosed by them; or

          13.2.3. such disclosure is required by operation of law.

14.  WARRANTIES  AND  LIABILITIES
     ----------------------------

     14.1. Subject as herein provided CTI warrants to CTL that:

          14.1.1. all Products supplied hereunder will be of satisfactory quality and shall be fit for any purpose held out by CTI and will comply in all material respects with any specification agreed for them and will be comply with all statutory requirements and regulations relating to the sale of the Products;

          14.1.2. the Trade Marks are registered in the name of CTI and that it has disclosed to CTL all trade marks and trade names used by CTI in relation to the Products at the date of this Agreement; and

          14.1.3. it is not aware of any rights of any third party in the Territory which would or might render the sale of the Products, or the use of any of the Trade Marks on or in relation to the Products, unlawful.

     14.2.CTI shall indemnify CTL in full against all liability, loss, damages, costs and expenses (including legal expenses) awarded against or incurred or paid by CTL as a result of or in connection with any breach of warranty given by CTI pursuant to Clause 14.1.

*CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

     14.3.CTI shall maintain in force an insurance policy with a firm or company of reasonable repute affected for the benefit of CTL to cover all or any potential liability pursuant to Clause 14.2 and shall procure that the interest of CTL shall be noted on such policy or policies in respect thereof.

15.  FORCE  MAJEURE
     --------------

     15.1.If any party is affected by Force Majeure it shall forthwith notify the other party of the nature and extent thereof.

     15.2.No party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other, by reason of any delay in performance, or non-performance, of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure of which it has notified the other parties; and the time for performance of that obligation shall be extended accordingly.

     15.3.If the Force Majeure in question prevails for a continuous period in excess of six months, the parties shall enter into bona fide discussions with a view to alleviating its effects, or to agreeing upon such alternative arrangements as may be fair and reasonable.

16.  DURATION  AND  TERMINATION
     --------------------------

     16.1.This Agreement shall come into force on the date of this Agreement and, subject to earlier termination pursuant to the provisions of Clause 3.3, Clause 11.1 or this Clause, shall continue in force for an initial period of 10 years ("the Initial Term").

     16.2.In the event that CTL wishes to renew this Agreement it shall not less than 90 days prior to the expiry of the Initial Term or any subsequent renewal term serve written notice on CTI of its intention so to do.

     16.3.Upon  receipt  of  the  aforementioned   notice  and  subject  to  the
          provisions set out below, this Agreement shall be renewed for a further period of 5 years and the provisions of this Agreement shall apply mutatis mutandis in respect of such renewed term.

     16.4.Any party shall be entitled forthwith to terminate this Agreement by written notice to the others if one of the parties commits any persistent or repudiatory breach of any of the provisions of this Agreement and, in the case of a breach capable of remedy, fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the breach and requiring it to be remedied

     16.5.Any party shall be entitled to terminated this Agreement by written notice to the other if:

          16.5.1. an encumbrancer takes possession or a receiver is appointed over any of the property or assets of any other party;

          16.5.2. any other party makes any voluntary arrangement with its creditors or becomes subject to an administration order;

          16.5.3. any other party goes into liquidation (except for the purposes of amalgamation or reconstruction and in such manner that the company resulting therefrom effectively agrees to be bound by or assume the obligations imposed on any other party under this Agreement);

          16.5.4. anything analogous to any of the foregoing under the law of any jurisdiction occurs in relation to any other party; or

          16.5.5. any other party ceases, or threatens to cease, to carry on business.

     16.6.For the purposes of Clause 16.4, a breach shall be considered capable of remedy if the party in breach can comply with the provision in question in all respects other than as to the time of performance (provided that time of performance is not of the essence).

     16.7.Any waiver by any party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same or any other provision thereof.

     16.8.The rights to terminate this Agreement given by this Clause shall be without prejudice to any other right or remedy of either party in respect of the breach concerned (if any) or any other breach.

17.  CONSEQUENCES  OF  TERMINATION
     -----------------------------

     17.1. Upon the termination of this Agreement for any reason:

          17.1.1. CTI shall be obliged to repurchase from CTL all or part of any stocks of the Products then held by CTL at their Net Sales Value or the value at which they stand in the books of CTL, whichever is lower; provided that:

               17.1.1.1. CTI shall be responsible for arranging and for the cost of, transport and insurance; and

               17.1.1.2.  CTL may sell stocks for which it has  accepted  orders from customers prior to the date of termination, or in respect of which CTI does not, by written notice given to CTL within 7 days after the date of termination exercise its right of repurchase, and for those purposes and to that extent the provisions of this Agreement shall continue in full force and effect;

          17.1.2. CTL shall at the expense of CTI within 30 days send to CTI or otherwise dispose of in accordance with the directions of CTI all samples of the Products and any advertising, promotional or sales material relating to the Products then in the possession of CTL;

          17.1.3. if applicable, CTL shall immediately terminate the appointment of any sub-distributors;

          17.1.4. the provisions of Clauses 4, 5, 13 and 17 shall continue in force in accordance with their respective terms;

          17.1.5. subject as otherwise provided herein and to any rights or obligations which have accrued prior to termination, neither party shall have any further obligation to the other under this Agreement.

18.  NATURE  OF  AGREEMENT
     ---------------------

     18.1.This Agreement is personal to the parties hereto, who may not save in accordance with Clause 7.1 without the prior written consent of the other, assign, mortgage, charge (otherwise than by floating charge) or dispose of any of its rights hereunder, or sub-contract or otherwise delegate any of its obligations hereunder save in accordance with the terms of this Agreement.

     18.2.Nothing in this Agreement shall create, or be deemed to create, a partnership or the relationship of principal and agent or employer and employee between the parties.

     18.3.No failure to exercise nor any delay in exercising any right, power, privilege or remedy under this Agreement shall in any way impair or affect the exercise thereof or operate as a waiver thereof in whole or in part.

     18.4.This Agreement  contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all previous agreements and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     18.5.Each party acknowledges that, in entering into this Agreement, it does not do so on the basis of, and does not rely on, any representation, warranty or other provision except as expressly provided herein, and all conditions, warranties or other terms implied by statute common law or otherwise are hereby excluded to the fullest extent permitted by law.

     18.6.If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or part, this Agreement shall continue to be valid as to the other provisions thereof and the remainder of the affected provision.

     18.7.Each party shall bear its own costs in relation to the negotiation and preparation of this Agreement.

     18.8.The  parties  consider  that  the   restrictions   contained  in  this
          Agreement are separate obligations and are reasonable but if any such restriction shall be found to be unenforceable but would be valid if any part of it were deleted or if the period or area of application reduced such restriction shall apply with such modification as may be necessary to be valid and enforceable as agreed between the parties.

19.  PROPER  LAW
     -----------

     This Agreement shall be governed by and construed in all respects in accordance with the English law and the parties hereby submit to the non-exclusive jurisdiction of the English Courts.

20.  NOTICES  AND  SERVICE
     ---------------------

     20.1.Any notice required to be served hereunder shall be sent by pre-paid post or facsimile transmission to the other party at the last known address of the recipient.

     20.2.Any notice or other information given by post pursuant to Clause 20.1 shall be deemed to have been given on the seventh working day after the envelope containing the same was so posted; and proof that the envelope containing any such notice or information was properly addressed, pre-paid, registered and posted, shall be sufficient evidence that such notice or information has been duly given.

     20.3.Any notice or other information sent by facsimile transmission shall be deemed to have been duly sent on the first working date after transmission, provided that the transmitting fax machine generates upon completion of the transmission a transmission report stating that the notice has been duly transmitted without error to the addressee's fax number.

     20.4.Any notice required or authorised by this Agreement to be given by CTL to CTI shall be copied to their US counsel for the time being but non-receipt of such copied notice shall not invalidate any notice given to CTI in accordance with this Clause.

IN WITNESS whereof the parties hereto have hereunto set their hands the day and year first before written.

                                   SCHEDULE 1
                                   ----------
                                     PART I
                                     ------
                                     RIGHTS
                                   DEFINITION

Patent  number  63-78318  (Japan)
Patent  number  1813534  (Japan)
Patent  number  0  286  220  B1  (EP)
Patent  number  0286220  (Austria)
Patent  number  0286220  (Belgium)
Patent  number  168359  (Denmark)
Patent  number  0286220  (France)
Patent  number  3879741  -  0  (Germany)
Patent  number  0286220  (Great  Britain)
Patent  number  3008181  (Greece)
Patent  number  63267  (Ireland)
Patent  number  0286220  (Italy)
Patent  number  0286220  (Luxembourg)
Patent  number  0286220  (Netherlands)
Patent  number  88710  (Portugal)
Patent  number  0286220  (Spain)
Patent  number  88301722-0  (Sweden)
Patent  number  0286220-7  (Switzerland)
Patent  number  5132066  (USA)
Patent  number  6117  535  (USA)
All other Intellectual Property relating to CABG owned or used by CTL with a free right of disposal.



                                     PART II
                                     -------
                                      CABG
                                   DEFINITION

CardioPass coronary artery bypass graft made from 'Chronoflex' polycarbonate polyurethane.

                                   SCHEDULE 2
                                   ----------
                                   TRADE MARKS
                                   DEFINITION
 CardioPass
ChronoFlex

EXECUTED  by  a  duly  authorised                    )
representative  for  and  on  behalf  of             )
CARDIOTECH  INTERNATIONAL  INC.                 )
in  the  presence  of:                               )


EXECUTED  by  a  duly  authorised                    )
representative  for  and  on  behalf  of             )
CARDIOTECH  INTERNATIONAL  LIMITED                        )
in  the  presence  of:                               )

SIGNED  by  a  duly  authorised                      )
representative  of  CARDIOTECH                       )
INTERNATIONAL  INC.                                  )
                                                     )


SIGNED  by  a  duly  authorised                      )
representative  of  CARDIOTECH  INTERNATIONAL)
LIMITED                                              )